UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2007

Furniture Brands International, Inc.

(Exact name of Registrant as specified in charter)

Delaware	001-00091	43-0337683
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105

(Address of principal executive offices) (zip code)

(314) 863-1100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2007, the Company entered into a Change in Control Agreement with certain employees, including two of the Company’s named executive officers: Nancy W. Webster, President, Thomasville Furniture Industries, Inc, and Lynn Chipperfield, Senior Vice President and General Counsel of the Company. The following is a summary of certain provisions of the agreements with those two officers:

Term. Both agreements begin June 14, 2007 and end December 31, 2008, and continue in effect for successive two year periods unless either the Company or the executive terminates the agreement by providing at least six months written notice prior to the expiration of the then-current term. The Company may not give notice of intent to terminate within six months of a “Change in Control” (as defined in the agreement) or whenever a Change in Control with an identified party is under serious consideration.

Incentive Payments and Stock Rights. If a Change in Control occurs, the executive will be entitled to receive a lump sum incentive payment equal to the sum of his or her bonus and incentive compensation otherwise payable under the Company’s short-term and long-term incentive plans, pro rated for services and performance to the date of the Change in Control and based on full and immediate vesting as of such date. If such payment constitutes deferred compensation under Section 409A of the Internal Revenue Code (“Section 409A”), the payment will be fully vested with respect to such pro rated portion to the date of the Change in Control and paid out pursuant to the terms of the awards and plans. Additionally, his or her equity and other awards granted by the Company and outstanding on such date will vest and be exercisable in accordance with their terms.

Qualifying Termination and Termination Payments. The executive is entitled to termination payments only if a “Qualifying Termination” occur, which means both (i) a Change in Control occurs and (ii) within six months before or two years following a Change in Control, either the Company terminates the executive’s employment without “cause” (as defined in the agreement) or the executive terminates his or her employment for “good reason” (as defined in the Agreement). Upon a Qualifying Termination, the executive will receive a Termination Payment, which equals the following amounts less any Severance Payment (as defined in the agreement):

•     Previously earned and accrued but unpaid base salary up to the date of the executive’s termination of employment;

•     An amount equal to the Termination Factor (which is 1.5 in the case of Ms. Webster and Mr. Chipperfield) multiplied by the executive’s annual base salary at the time of Executive’s termination of employment;

•     An amount equal to the Termination Factor multiplied by the full-year Short Term Incentive Target of the year in which the executive terminates employment;

•     An amount equal to the matching contribution under the Company’s 401(k) plan that the executive would have received if he or she had remained employed by the Company and made the requisite contribution in order to receive the maximum employer matching contribution during a period of years equal to the Termination Factor multiplied by one year;

•     An amount equal to the premiums that the executive would pay in order to secure COBRA continuation coverage under the Company’s medical plan for a period of years following termination equal to the Termination Factor;

•     An amount equal to the additional payments that the Company would have made under the Company’s Supplemental Executive Retirement Plan had the executive remained employed by the Company for an additional period of years equal to the Termination Factor, calculated as if the executive was credited with additional years of service, age and compensation at a rate equal to the executive’s rate of compensation at the time of the executive’s termination of employment; and

•     An amount equal to the additional federal, state, and local income and other taxes (other than taxes under Section 409A) that will result from the payment of the amount listed in 5th bullet point above.

Continuation of Benefits. The executive will also receive the following benefits for the number of years equal to the Termination Factor:

•     Reimbursement for the reasonable cost of outplacement services, job hunting expenses, travel costs and financial counseling costs associated with employment transaction, not to exceed $40,000 per year, provided such reimbursements are not otherwise reimbursed under the Company’s Executive Severance Plan;

•     Life , accidental death and dismemberment, and travel and accident insurance at least equal to that provided prior to termination;

•     Director and officer insurance on the same basis as if actively employed; and

•     Indemnification with respect to claims against the executive, including settlement payments, where based on actions in his or her capacity as an employee of the Company.

The Company will also pay all federal, state, local and other taxes (other than under Section 409A) as a result of the foregoing benefits or payments described in the preceding paragraph.

Cap on Payments and Additional Gross-Up Payments. In the event the payments and benefits under the agreement equal or exceed the product of three times the executive’s “base amount” (as defined in Section 280G of the Internal Revenue Code), resulting in an excise tax, or any interest or penalties are incurred by the executive with respect to such excise tax, he or she will receive only such payments or benefits which equal 2.99 times such base amount. However, if the amounts otherwise payable or distributable to the executive exceed that product by more than 10%, then the cap will not apply and the executive will be entitled to receive a gross-up payment sufficient to make him or her whole, including taxes on any such gross-up payment.

Pursuant to the Agreement, the executive agrees to protect all confidential information of the Company that was acquired in connection with his or her service.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
See Exhibit Index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Richard R. Isaak
Name: Richard R. Isaak
Title: Controller and Chief Accounting Officer

Dated: June 26, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Change in Control Agreement between the Company and Named Executive Officers.